UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

HOT MAMA’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54976	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Avocado Street, Springfield, MA 01104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (413) 737-6572

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOT MAMA’S FOODS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.02 Termination of a Material Definitive Agreement
Item 2.06 Material Impairments
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Signatures

Item 1.02	Termination of a Material Definitive Agreement

Termination of Trader Joes Agreement

On June 8, 2014, Hot Mama’s Foods, Inc. (OTCQB: “HOTF”) (the “Company”) instituted a voluntary recall of 304 units of a single product manufactured in its Wheeling facility for Trader Joe’s. The Company had instituted a “test and hold” procedure as a temporary corrective action in response to its recall announced on May 19, 2014. The 304 units of product for Trader Joe’s referenced herein was conspicuously marked that it was on “test and hold.” On June 4, 2014 the product was erroneously shipped by an employee thoroughly trained in the “test and hold” process. The employee has been terminated. The erroneous shipment resulted in the need to institute a voluntary recall of the product in question on June 8, 2014.

On June 10, 2014, the Company received notice from Trader Joe’s that they would immediately cease the procurement of food products manufactured by the Company. Trader Joe’s volume was approximately 51% of the Company’s annual revenue at the time. The Company is in discussions with Trader Joe’s to remedy the loss of business.

Termination of Employment Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the termination of Mr. William Kenealy's employment agreement with the Company is hereby incorporated in this Item 1.02 by reference.

Item 2.06 Material Impairments.

The information provided in Item 1.02 above is hereby incorporated by reference in this Item 2.06. As a result of the loss of Trader Joe’s business, the Company will experience a reduction of approximately 51% of revenues. Management estimates that will cause an impairment of approximately $986,974 as a result of chargebacks, loss of inventory, unsaleable finished goods and unusable packaging. This impairment will have a direct negative impact on our receivables, inventory and cash on hand. In order to cover the future cash expenditures relating to this impairment, the Company anticipates that it will have to raise additional capital of at least $986,974 through the sale of debt securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2014 Mr. William Kenealy was terminated as Chief Financial Officer of Hot Mama’s Foods, Inc. Our Chief Executive Officer, Mr. Matthew Morse will be acting as Principal Accounting Officer of the Company, effective immediately. There is no written agreement between the Company and Mr. Morse for his employment as Principal Accounting Officer, and he will not receive any compensation for his services as Principal Accounting Officer.

Mr. Matthew Morse, age 55, has served as Chairman of the Board and Chief Executive Officer of the Company since the Merger with Lansal, Inc., a Massachusetts corporation. He held the same positions with the privately held Lansal, Inc. since December 31, 1999. Prior to the appointment of Joseph D. Ward as President on January 7, 2013, Mr. Morse also served as President and Chief Operating Officer. Mr. Morse received his MBA from the University of Massachusetts in 2003 and his B.S., from the University of Massachusetts in 1985.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2014	Hot Mama’s Foods, Inc.
/s/ Matthew Morse
Matthew Morse
Chief Executive Officer
(Principal Executive Officer, Principal Accounting Officer)

Exhibit Index

None